                                                                    EXHIBIT 11.1


                             CONSENT OF KUTAK ROCK



         We consent to the reference in the Prospectus contained in this Post-Effective Amendment No. 13 to the Registration Statement to our opinion concerning the status of Colorado BondShares A Tax-Exempt Fund as a regulated investment company under the Internal Revenue Code of 1986, as amended, under the heading "What is the Effect of Income Tax on My Investment?" and to the use of our name therein.


                                            Very truly yours,

                                            /s/ KUTAK ROCK
                                            KUTAK ROCK

Denver, Colorado

January 28, 1998